Exhibit 77Q1(e)

FIRST AMENDMENT TO
INVESTMENT ADVISORY AGREEMENT

WHEREAS, TFS Capital Investment Trust, an Ohio business trust (the "Trust"), on behalf of TFS Hedged Futures Fund (the "Fund"), and TFS Capital LLC (the "Adviser"), have entered into a Investment Advisory Agreement, as of December 15, 2011 (the "Agreement");

WHEREAS, the parties agree to amend the Agreement;

NOW, THEREFORE, effective January 1, 2014, the Trust, on behalf of the Fund, and the Adviser agree to amend the Agreement as follows:

1.	Section 10 of the Agreement is hereby amended to read as follows:

The Fund shall pay the Investment Adviser an investment advisory fee equal to 1.50% per annum of the average daily net assets of the Fund. The investment advisory fee will be paid monthly. The Investment Adviser's compensation for the period from the date hereof through the last day of the month of the effective date hereof will be prorated based on the proportion that such period bears to the full month. In the event of any termination of this Agreement, the Investment Adviser's compensation will be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

2.	Excepted as amended hereby, the Agreement shall remain in full force and effect.

Executed this 9th day of September, 2013.

TFS CAPITAL LLC

By: /s/ Larry S. Eiben
Larry S. Eiben
President

TFS CAPITAL INVESTMENT TRUST

By: /s/ Larry S. Eiben
Larry S. Eiben
President

SECOND AMENDMENT TO
INVESTMENT ADVISORY AGREEMENT

WHEREAS, TFS Capital Investment Trust, an Ohio business trust (the "Trust"), on behalf of TFS Market Neutral Fund (the "Fund"), and TFS Capital LLC (the "Adviser"), have entered into a Investment Advisory Agreement, as of June 23, 2004 (the "Agreement");

WHEREAS, the parties agree to amend the Agreement;

NOW, THEREFORE, effective January 1, 2014, the Trust, on behalf of the Fund, and the Adviser agree to amend the Agreement as follows:

1.	Section 10 of the Agreement is hereby amended to read as follows:

The Fund shall pay the Investment Adviser an investment advisory fee equal to 1.65% per annum of the average daily net assets of the Fund. The investment advisory fee will be paid monthly. The Investment Adviser's compensation for the period from the date hereof through the last day of the month of the effective date hereof will be prorated based on the proportion that such period bears to the full month. In the event of any termination of this Agreement, the Investment Adviser's compensation will be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

2.	Excepted as amended hereby, the Agreement shall remain in full force and effect.

Executed this 9th day of September, 2013.

TFS CAPITAL LLC

By: /s/ Larry S. Eiben
Larry S. Eiben
President

TFS CAPITAL INVESTMENT TRUST

By: /s/ Larry S. Eiben
Larry S. Eiben
President

FIRST AMENDMENT TO
INVESTMENT ADVISORY AGREEMENT

WHEREAS, TFS Capital Investment Trust, an Ohio business trust (the "Trust"), on behalf of TFS Small Cap Fund (the "Fund"), and TFS Capital LLC (the "Adviser"), have entered into a Investment Advisory Agreement, as of March 1, 2010 (the "Agreement");

WHEREAS, the parties agree to amend the Agreement;

NOW, THEREFORE, effective January 1, 2014, the Trust, on behalf of the Fund, and the Adviser agree to amend the Agreement as follows:

1.	Section 10 of the Agreement is hereby amended to read as follows:

The Fund shall pay the Investment Adviser an investment advisory fee equal to 1.15% per annum of the average daily net assets of the Fund. The investment advisory fee will be paid monthly. The Investment Adviser's compensation for the period from the date hereof through the last day of the month of the effective date hereof will be prorated based on the proportion that such period bears to the full month. In the event of any termination of this Agreement, the Investment Adviser's compensation will be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

2.	Excepted as amended hereby, the Agreement shall remain in full force and effect.

Executed this 9th day of September, 2013.

TFS CAPITAL LLC

By: /s/ Larry S. Eiben
Larry S. Eiben
President

TFS CAPITAL INVESTMENT TRUST

By: /s/ Larry S. Eiben
Larry S. Eiben
President